Exhibit 4.1

FORM OF AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

GLOBAL CURRENCY GOLD TRUST

DATED AS OF

i

ii

GLOBAL CURRENCY GOLD TRUST

FORM OF AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST (“Declaration of Trust”) of the GLOBAL CURRENCY GOLD TRUST is effective as of the                     day of                     , 2015.

ARTICLE I

NAME, PURPOSE AND DEFINITIONS

Section 1.01 Name. This trust shall be known as the “Global Currency Gold Trust.” The Sponsor and the Trustee shall conduct the business of the Trust under this name or any other name as the Sponsor may from time to time determine in its sole discretion. Any name change shall become effective on the execution by the Sponsor of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b)(1) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Declaration of Trust.

Section 1.02 Purpose. The purpose of the Trust is to provide the Shareholders of each Series with exposure to physical gold bullion whose price is referenced in one or more non-U.S. currencies. Each Series of the Trust will hold physical gold exclusively and will be a passive investment vehicle. The Sponsor intends for each Series to be operated and treated for U.S. federal income tax purposes as a “‘investment’ trust” as defined in Treasury Regulation § 301.7701-4(c)(1). All provisions in this Declaration of Trust are intended to be construed such that the Trust or any Series thereof does not lose its status as an “‘investment’ trust”. It is not the intention of the Sponsor to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware Statutory Trust. The Trust shall be entitled to exercise all of the powers and privileges granted to a statutory trust formed under the laws of the State of Delaware, now or hereafter in force.

Section 1.03 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Administrator” means any Person from time to time engaged to perform administration services for the Trust pursuant to authority delegated by the Sponsor.

(b) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

(c) “Business Day” shall mean any day the Exchange is open for business and the Trust accepts creation and redemption orders for Creation Baskets.

(d) “By-Laws” shall mean the By-Laws of the Trust, if any, as amended from time to time which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act (defined herein).

(e) “Control” and/or “Controlled” mean that the specified party, directly or indirectly, has the power to direct or cause the direction of the management and policies of an entity through the ownership of voting securities, by contract or otherwise.

(f) “Creation Basket” shall mean a block of 25,000 Shares or more or such other amount as established from time to time by the Sponsor. Multiple blocks are called “Creation Baskets.”

(g) “Creation Basket Gold Delivery Amount” means the total deposit of Gold required to create a Creation Basket. The Creation Basket Gold Delivery Amount is the number of ounces of Gold required to be delivered to a Series by a Participant in connection with a creation order for a single Creation Basket. The Creation Basket Gold Delivery Amount also refers to the amount of gold to be paid out by a Series in connection with the redemption of a Creation Basket.

(h) “Custodian” means, with respect to any Series, an entity designated to act as custodian of the assets of such Series pursuant to a written agreement with the Trust or Sponsor on behalf of such Series.

(i) “Custody Agreement” means a written agreement entered into by the Trust or Sponsor with a Custodian providing for the deposit, safekeeping or delivery of Gold held by a Series and related services.

(j) “Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time.

(k) “Delaware Act” shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.), as such statute may be amended or interpreted from time to time, and any legislative enactment which may replace or supersede such Act.

(l) “DTC” shall mean the Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC will act as the securities depository for the Shares.

(m) “DTC Participant” shall mean a Participant in DTC, such as banks, brokers, dealers and trust companies.

(n) “Exchange” means the primary exchange or other securities market on which the Shares of a Series are listed for trading.

(o) “Expenses” shall have the meaning assigned to such term in Section 3.05 herein.

(p) “General Assets” shall have the meaning assigned to such term in Section 2.06(a) herein.

(q) “Gold” means gold bullion meeting the London Good Delivery Standards.

(r) “Indemnified Person” shall have the meaning assigned to such term in Section 3.05 herein.

(s) “LBMA” means The London Bullion Market Association.

(t) “London Good Delivery” shall have the meaning assigned in the Good Delivery Rules for Gold and Silver Bars contained in the rules promulgated by the LBMA.

(u) “Order Cut-Off Time” shall mean the close of regular trading on the Exchange, usually 4:00 p.m. New York time, or such other time as designated by the Sponsor.

(v) “Participant” means a person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into a Participant Agreement and (4) has established a Participant Unallocated Account with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Creation Units.

(w) “Participant Agreement” shall mean an agreement entered into by each Participant with respect to a Series which provides the procedures for the creation and redemption of Creation Baskets and for the delivery of the Gold and cash, if any, required for such creations and redemptions.

(x) “Participant Unallocated Account” means the account maintained on an unallocated basis by the Custodian for a Participant.

(y) “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

(z) “Prospectus” shall have the meaning assigned to such term in Section 3.06(d) herein.

(aa) “Redemption Order” shall have the meaning assigned to such term in Section 2.11(a) herein.

(bb) “Redemption Order Date” shall have the meaning assigned to such term in Section 2.11(b) herein.

(cc) “Registration Statement” means the registration statement of the Trust with respect to a Series as filed with the SEC and declared effective thereby, or becoming automatically effective, as applicable, as the same may at any time and from time to time be amended or supplemented.

(dd) “SEC” means the U.S. Securities and Exchange Commission.

(ee) “Series” refers to each Series of Shares established and designated under or in accordance with the provisions of Article II.

(ff) “Shareholder” means a record owner of outstanding at least one outstanding Share.

(gg) “Share” shall mean an equal proportionate unit of beneficial interest into which the beneficial interest of each Series shall be divided. “Shares” includes fractions of Shares as well as whole Shares.

(hh) “Sponsor” means WGC USA Asset Management Company, LLC, or any entity into which it may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its business as sponsor of the Trust, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

(ii) “Sponsor Indemnified Party” shall have the meaning assigned to such term in Section 4.05(c) herein.

(jj) “Trust” refers to the Delaware statutory trust established under the Delaware Act by the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware on August 27, 2014, inclusive of each and every Series established as part of the Trust hereunder now or in the future.

(kk) “Trust Unallocated Account” means the unallocated Gold account of the Trust established with the Custodian on behalf of a Series. The Trust Unallocated Account will be used to facilitate the transfer of Gold in and out of the Series. Specifically, it will be used to transfer Gold deposits and Gold redemption distributions between Participants and the Series in connection with the creation and redemption of Creation Baskets, in connection with the transfers of Gold to or from the gold delivery provider of the Trust, and in connection with sales of Gold made by the Administrator for the Series.

(ll) “Trust Property” means the property of the Trust and, specifically, the Gold owned or held by or for the account of the Trust or any Series.

(mm) “Trustee” refers to the Person or Persons appointed as Trustee of the Trust or any successor Trustee designated as such by operation of law or appointed as herein provided for so long as such Person shall continue in office in accordance with the terms hereof.

ARTICLE II

SERIES AND SHARES

Section 2.01 Division of Beneficial Interest; Establishment of Series. The beneficial interest in the Trust shall be divided into one or more Series. Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of

Shares of a Series shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the Series and property of such Series of the Trust.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, except as the context otherwise requires.

All Shares issued hereunder shall be fully paid and non-assessable. No Share shall have any priority or preference over any other Share of the same Series with respect to assets of such Series. All distributions, if any, shall be made ratably among all Shareholders of a Series from the assets held with respect to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchases or acquired a Share, shall have expressly consented and agreed to be bound by the terms of this Declaration of Trust.

The Sponsor shall have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders of any Series (i) to establish and designate and to change in any manner any Series and to fix such preferences, voting powers, rights, duties and privileges of each Series as the Sponsor may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to any existing Series and may be limited to specified property or obligations of the Trust or gains and losses associated with specified property or obligations of the Trust, (ii) to divide the beneficial interest in each Series into an unlimited amount of Shares, with or without par value, as the Sponsor shall determine, (iii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, at such time or times and on such terms as the Sponsor may deem appropriate, (iv) to divide or combine the Shares or any Series into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series in the assets held with respect to that Series, (v) to classify or reclassify any issued Shares of any Series into shares of one or more Series, and (vi) to take such other action with respect to the Shares as the Sponsor may deem desirable.

Section 2.02 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it consider appropriate for the issuance of Share certificates, transfer of Shares of each Series and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and as to the number of Shares of each Series held from time to time by each.

Section 2.03 Transfer of Shares. Except as otherwise provided by the Sponsor, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Sponsor, the Trust’s transfer or similar agent or other Person designated by the Sponsor of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Sponsor. Upon such delivery, and subject to any further requirements specified by the Sponsor or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder.

Section 2.04 Investments in a Series. Investments in each Series may be accepted by the Trust from such Persons, at such times and on such terms as the Sponsor from time to time may authorize. Each investment shall be credited to the Shareholder’s account in the form of full and fractional Shares of the Trust, in such Series as the purchaser shall select, at the net asset value per Share next determined for such Series after receipt of the investment; provided, however, that the Sponsor may, in its sole discretion, impose a sales charge, transaction fee or other charges upon investments in a Series or place such other restrictions on investments in a Series as the Sponsor, in its sole discretion, deems appropriate.

Section 2.05 Status of Shares and Limitation of Personal Liability. The ownership of the Trust Property and the right to conduct the business of the Trust and each Series described herein are vested exclusively in the Sponsor and the Trustee. The Shareholders of a Series shall have no interest therein other than the beneficial interest in such Series conferred by their Shares, and they shall have no right to call for any partition or division of any Trust Property, rights or interests of the Trust or a Series, nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Sponsor to charge certain expenses directly to Shareholders, suffer an assessment of any kind by virtue of their ownership of Shares. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder of the Series whose Share or Shares it has purchased and shall be held to have expressly assented and agreed to be bound by the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust or a Series shall not operate to terminate the Trust or such Series, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or such Series, the Sponsor or the Trustee, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not constitute the Shareholders as partners. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Declaration of Trust or as specified by the Trust or the Sponsor when creating the Shares). No Shareholder of a Series shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

Section 2.06 Designation and Rights of Shares. Each Series shall be separate and distinct from any other Series. Separate and distinct records on the books of the Trust shall be maintained for each Series. The assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series. Shares of each Series, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

(a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, including distributions paid by, and reinvested in such Series together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any Series or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any Series or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, Series or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Sponsor shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable, and any General Assets as allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Sponsor shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and General Assets of the Trust not allocated to such Series.

(b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Any liabilities, debts, obligations, expenses, costs, charges and reserves of the Trust that are not readily identifiable as being liabilities held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look, exclusively to the assets of that particular Series for payment of such credit, claim, or contract, and not any other Series or the Trust as a whole. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation.

Subject to the right of the Sponsor in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Trust and none of the General Liabilities of the Trust or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series. Notice of this limitation on liabilities between and among Series is set forth in the Certificate of Trust, and by giving such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Series.

(c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, distribution including, without limitation, any distribution paid upon termination of the Trust or paid on or in respect to any Series, nor any redemption or repurchase of the Shares of any Series, shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 2.07, shall any Shareholder of any particular Series, otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d) Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one vote per each Share (including fractional votes for fractional shares) basis; provided, however, if a matter to be voted on affects only the interests of some but not all Series of Shareholders or as otherwise required by applicable law, then only the Shareholders of such affected Series shall be entitled to vote on the matter, separately by Series and on the same one vote per each Share (including fractional votes for fractional shares) basis.

(e) Equality. All the Shares of each particular Series shall represent an equal proportionate undivided interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series), and each Share of any particular Series shall be equal to each Share of that Series.

(f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(g) Exchange Privilege. The Sponsor shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares, in accordance with such requirements and procedures as may be established by the Sponsor.

Section 2.07 Fixing of Record Date. Whenever any distribution will be made, or whenever the Trust receives notice of any solicitation of proxies or consents from Shareholders, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor shall fix a record date for the determination of the Shareholders who shall be (i) entitled to receive such distribution or the net proceeds of the sale thereof, (ii) entitled to give such proxies or consents in respect of any such solicitation, (iii) entitled to receive Shares of a Series as a result of any such split, reverse split or other change and (iv) entitled to act in respect of any other matter for which the record date was set. Subject to applicable law and this Declaration of Trust, Sponsor shall have sole discretion to fix such record date.

Section 2.08 Creations and Issuance of Creation Baskets.

(a) The following procedures, except to the extent otherwise provided in the Participant Agreement for each Participant, which may be amended from time to time in accordance with the provisions of such Participant Agreement (and any such amendment will not constitute an amendment of this Declaration of Trust), apply to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

(i)	On any Business Day, a Participant may submit a request to create one or more Creation Baskets (such request by a Participant, a “Purchase Order”) in the manner provided in the Participant Agreement. Purchase Orders must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”) as set forth in the Participant Agreement. Purchase Orders will be processed only from Participants with respect to which a Participant Agreement is in full force and effect.

(ii)	Any Purchase Order is subject to rejection by the Sponsor at its sole discretion as set forth in the Participant Agreement.

(iii)

After accepting a Participant’s Purchase Order, the Sponsor will issue and deliver Creation Baskets to fill a Participant’s Purchase Order at or shortly after 9:00 a.m. New York time on the third Business Day after the Purchase Order Date, but only if by such time the Sponsor has received (A) the non-refundable transaction fee due for such Purchase Order, (B) for the account of the Trust cash, if any, required for such Purchase Order and (C) notice from the Custodian (which need not be the Custodian’s official report of transactions for such day) that the Custodian has received for the account of the Trust to the credit of the Trust Unallocated Account (or other Custody Account provided for in the relevant Custody Agreement), from the Participant Unallocated Account (or other account of the Participant from which Gold may be transferred to the Trust in accordance with the relevant Custody Agreement) the Creation Basket Gold Delivery Amount due from the Participant submitting the Purchase Order.

(b) Upon issuing a Creation Basket pursuant to a Purchase Order of a Participant, the Sponsor will deposit the Creation Basket with DTC in accordance with DTC’s customary procedures, for credit to the account of the Participant that placed the Purchase Order.

(c) The procedures set forth in this Section 2.08 may be changed from time-to-time at the sole discretion of the Sponsor.

Section 2.09 Requirements for Deposits of Gold.

(a) Except as provided in paragraph (b) of this Section, Gold may be delivered for deposit to the Trust only by transfer to the Trust Unallocated Account maintained by the Custodian on behalf of the Trust from a Participant Unallocated Account pursuant to the procedures specified in the Participant Agreement. The expense and risk of delivery, ownership and safekeeping of Gold until such Gold has been received by the Trust shall be borne solely by the depositor.

(b) The Sponsor shall accept delivery of Gold by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust. If Gold is to be delivered other than as described in Section 2.10(a), the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described herein, as the Sponsor determines in its sole discretion.

Section 2.10 Redemption of Creation Baskets.

(a) The following procedures, except to the extent otherwise provided in the Participant Agreement for each Participant, which may be amended from time to time in accordance with the provisions of such Participant Agreement (and any such amendment will not constitute an amendment of this Declaration of Trust), apply to the redemption of Creation Baskets.

(i)	On any Business Day, a Participant may submit a request to redeem one or more Creation Baskets standing to the credit of the Participant on the records of DTC in kind (such request, a “Redemption Order”) in the manner provided in the Participant Agreement. Redemption Orders must be received by the Order Cut-Off Time on a Business Day (the “Redemption Order Date”) as set forth in the Participant Agreement. Redemption Orders will be processed only from Participants with respect to which a Participant Agreement is in full force and effect.

(ii)	Any Redemption Order is subject to rejection by the Sponsor at its sole discretion as set forth in the Participant Agreement.

(iii)	After accepting a Participant’s Redemption Order, the Sponsor will deliver the redemption distribution to fill a Participant’s Redemption Order at or shortly after 9:00 a.m. New York time on the third Business Day after the Redemption Order Date, but only if by such time the Sponsor has received (A) the non-refundable transaction fee due for such Redemption Order and (B) notice that the Sponsor’s account at DTC has been credited with the Creation Basket Gold Delivery Amount being tendered for redemption.

(b) The procedures set forth in this Section 2.10 may be changed from time-to-time at the sole discretion of the Sponsor.

ARTICLE III

TRUSTEE

Section 3.01 Term; Resignation.

(a) The Trustee shall be appointed by the Sponsor and shall serve for the duration of the Trust or until the earlier of (i) the effective date of the Trustee’s resignation, or (ii) the effective date of the removal of the Trustee by the Sponsor.

(b) The Trustee may resign at any time by giving sixty (60) days’ written notice to the Sponsor; provided, however, that said resignation of the Trustee shall not be effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Trustee may be removed at any time by the Sponsor upon sixty (60) days’ written notice to the Trustee; provided, however, such removal shall not be effective until such time as a successor Trustee has accepted such appointment.

Section 3.02 Duties. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Delaware Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in this Declaration of Trust or agreed in writing with the Sponsor from time to time.

Section 3.03 Compensation and Expenses of the Trustee. The Trustee (or any successor Trustee) shall be entitled to receive compensation from the Sponsor or from the Trust for its services in accordance with such schedules as shall have been separately agreed to from time to time in writing by the Trustee and the Sponsor or the Trust.

Section 3.04 Liability of Trustee. The Trustee shall not be liable for the acts or omissions of the Sponsor, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under this Declaration of

Trust, except as otherwise set forth herein. The Trustee shall not be liable under any circumstances, except for a breach of its obligations pursuant to this Declaration of Trust, its own willful misconduct, bad faith or negligence. In particular, but not by way of limitation:

(i) the Trustee shall not be liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes negligence on its part;

(ii) under no circumstances shall the Trustee be liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iii) the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(iv) in the exercise or administration of the trust hereunder, the Trustee may act directly or through agents or attorneys pursuant to agreements entered into with any of them;

(v) except as expressly provided in this Section 3.04, in accepting and performing the trust hereby created, the Trustee acts solely as Trustee hereunder and not in any other capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Trust’s property for payment or satisfaction thereof.

Section 3.05 Indemnification. The Trustee or any officer, Affiliate, director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Declaration of Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of such Indemnified Person.

Section 3.06 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing

Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor shall become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein.

ARTICLE IV

THE SPONSOR

Section 4.01 Management of the Trust. Pursuant to Sections 3806(a) and 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in it sole discretion in accordance with this Declaration of Trust. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Sponsor. The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power.

Section 4.02 Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Declaration of Trust, and except as limited, restricted or prohibited by the express provisions of this Declaration of Trust (e.g., see Section 1.02) or the Delaware Act, the Sponsor shall have and may exercise on behalf of the Trust and each Series, all powers and rights the Sponsor, in its sole discretion, deems necessary, proper, convenient or advisable to effectuate and carry out the purposes, activities and objectives of the Trust and each Series, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust and each Series to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities and administration, and the activities and administration of each Series, including, but not limited to contracts with third parties for services; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that: (i) it is in the best interest of the Trust or a Fund, as applicable, to appoint such Affiliate, (ii) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the experience of the Affiliate or the individuals employed thereby) and (iii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust commercially reasonable;

(b) To establish, maintain, deposit into, and/or otherwise draw upon accounts on behalf of the Trust or each Series with appropriate custodial, banking or other institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s or a Series’ business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor‘s name shall be deemed executed and accepted on behalf of the Trust or a Series, as applicable, by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute Gold and Trust Property, or any portion thereof, in any manner consistent with the provisions of this Declaration of Trust;

(d) To supervise the preparation and filing of the Registration Statement and the Trust’s prospectus (the “Prospectus”);

(e) To pay or authorize the payment of distributions to the Shareholders and pay or authorize the payment of the expenses of the Trust and each Series;

(f) To hold or dispose of Trust Property and to subscribe for, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in Trust Property, and to do any and all acts and things for the maintenance, preservation, and protection of Trust Property;

(g) To exercise powers and right of subscription or otherwise with respect to the ownership of Trust Property;

(h) To hold Gold or property in a form not indicating that it is Trust Property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository;

(i) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes; and

(j) To contract with any Persons appointing such Person(s), including any affiliate, to provide services to the Trust or any Series, including without limitation, accountants, administrators, auditors, gold delivery providers, index providers, transfer agents, shareholder servicing agents or other agents for the Trust or any Series.

(k) The maximum period covered by the agreement pursuant to which an Affiliate is to perform services for the Trust shall not exceed two years, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust.

Section 4.03 Obligations of Sponsor. In addition to the obligations expressly provided by the Delaware Act or this Declaration of Trust, the Sponsor shall:

(a) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(b) Retain independent public accountants to audit the accounts of the Trust;

(c) Employ attorneys to represent the Trust;

(d) Select the Trust’s or any Series’ Trustee, administrator, transfer agent, custodian, gold delivery provider(s), index provider, and any other service provider and cause the Trust or such Series to enter into contracts with such service provider(s); and

(e) Oversee the operation of the service provides of the Trust and each Series in connection with their dealings with the Trust and each Series.

The Sponsor shall be entitled to delegate its obligations under this Declaration of Trust and applicable law to third parties, including any Affiliate, and shall not be liable for the actions of such third party or Affiliate to the extent the selection of such third party or affiliate was made with reasonable care.

Section 4.04 Compensation of the Sponsor. As compensation for performing services under this Declaration of Trust and for the payment by the Sponsor of the fees and expenses identified in Section 3.03, the Sponsor shall receive the fee set forth in the then-current Registration Statement for each Series. Such fees may be changed from time to time at the sole discretion of the Sponsor. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section 4.04. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of its fee payable under this Section 4.04. The Sponsor is under no obligation to waive its fees hereunder, and any such waiver shall create no obligation to waive fees during any period not covered by the applicable waiver. Any fee waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder.

Section 4.05 Liability of Sponsor and Indemnification.

(a) The Sponsor shall not be under any liability to the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Declaration of Trust, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Gold or other assets held in trust hereunder; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties hereunder or reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii) whenever this Declaration of Trust or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Declaration of Trust or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Declaration of Trust. Any amounts payable to a Sponsor Indemnified Party under this Section 4.05 may be payable in advance or shall be secured by a lien on the Trust. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Declaration of Trust and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

ARTICLE V

BOOKS OF ACCOUNT AND CERTIFICATE OF TRUST

Section 5.01 Books of Account. Proper books of account for each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Series’ business as are required by the Securities Act of 1933, as amended, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust.

Section 5.02 Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Declaration of Trust, the Sponsor shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Shareholder; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Shareholders in accordance with this Declaration of Trust.

ARTICLE VI

AMENDMENT OF DECLARATION OF TRUST AND WAIVER

Except as specifically provided herein, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion.

ARTICLE VII

TERM

The term for which the Trust and each Series shall exist shall be perpetual, unless terminated pursuant to the provisions of Article VIII hereof or as otherwise provided by law.

ARTICLE VIII

TERMINATION/REORGANIZATION

Section 8.01 Termination of the Trust or any Series.

(a) The Sponsor may terminate the Trust or a Series for any reason in its sole discretion.

(b) Written notice of termination with respect to the Trust or a Series, specifying the anticipated date of termination and the anticipated period during which the assets of the Trust or such Series will be liquidated, generally shall be given by the Sponsor to Shareholders of the Trust or Series, as applicable, at least thirty (30) days prior to termination of the Trust or such Series. Within a reasonable period of time after such termination the Sponsor shall, subject to any applicable provisions of law, sell all of the Gold not already distributed to Participants redeeming Creation Baskets, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 8.01. The Sponsor may suspend its sales of the Gold upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of gold. Upon receipt of proceeds from the sale of the last Gold held hereunder, the Sponsor shall:

(i) pay to itself individually from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;

(ii) deduct from the Trust any amounts which it, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust and each Series any applicable taxes or other governmental charges that may be payable by the Trust or such Series and any other contingent or future liabilities of the Trust or a Series;

(iii) distribute each Shareholder’s interest in the remaining assets of the Trust; and

(iv) disseminate to each Shareholder a final statement as of the date of the computation of the amount distributable to the Shareholders.

(c) Upon termination of the Trust, following completion of winding up of its business, the Trustee shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Trust Statute.

Section 8.02 Merger and Consolidation. The Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) a Series of the Trust to be consolidated with, or to sell all or substantially all of its assets to, another Series of the Trust or another series of another trust or company; (iii) the Shares of a class of a Series to be converted into another class of the same Series; (iv) the Shares of the Trust or any Series to be converted into beneficial interests in another statutory trust (or series thereof); or (v) the Shares of the Trust or any Series to be exchanged for shares in another trust or company under or pursuant to any state or federal statute to the extent permitted by law.

For the avoidance of doubt, the Sponsor, with written notice to the Shareholders, may approve and effect any of the transactions contemplated under (i) — (v) above without any vote or other action of the Shareholders.

Section 8.03 Dissolution of Sponsor Not to Terminate Trust. The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Declaration of Trust insofar as the duties and obligations of the Trustee are concerned.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Certain Matters Relating to Shareholders.

(a) By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Shareholder shall be deemed to be a beneficiary of the Trust created by this Declaration of Trust and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Declaration of Trust. Upon issuance as provided herein, Shares shall be fully paid and non-assessable.

(b) The death or incapacity of any Shareholder shall not operate to terminate this Declaration of Trust or the Trust, nor entitle such Shareholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Shareholder expressly waives any right such Shareholder may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trust, Sponsor or the

Trustee at any time to account, in any manner other than as expressly provided in this Declaration of Trust, in respect of the Gold or moneys from time to time received, held and applied by the Sponsor hereunder.

(c) Except as required under applicable Federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Trust Statute default voting rights are provided to holders of beneficial interests.) The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders. Nothing set forth in this Declaration of Trust shall be construed so as to constitute the Shareholders from time to time as partners or members of an association; nor shall any Shareholder ever be liable to any third person by reason of any action taken by the parties to this Declaration of Trust, or for any other cause whatsoever.

(d) Except as otherwise provided under Delaware law, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Shareholder shall be liable for claims against, or debts of the Trust or the applicable Series in excess of his capital contribution and his share of the applicable Series property and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Shareholder’s Participant Agreement delivered in connection with his purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Series shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

(e) The Trust or the applicable Series shall indemnify to the full extent permitted by law and the other provisions of this Declaration of Trust, and to the extent of the applicable Series Property, each Shareholder against any claims of liability asserted against such Shareholder solely because he is a beneficial owner of one or more Shares (other than for taxes for which such Shareholder is liable by reason of such Shareholder’s ownership of any Shares).

(f) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Shareholder shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Series and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the applicable Series, and no resort shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration of Trust and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Shareholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 9.01 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 2.06 hereof.

Section 9.02 Delaware Law to Govern. The validity and construction of this Declaration of Trust and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 9.02, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Series, the Trustee, the Sponsor, the Shareholders or this Declaration of Trust any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Declaration of Trust. Section 3540 of Title 12 of the Delaware Act shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 9.03 Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration of Trust are severable, and if the Sponsor shall determine, with the advice of counsel, that any of such provisions is in conflict with the Code, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 9.04 Notices.

All notices and other communications under this agreement shall be in writing in English, signed by the party giving it, and shall be deemed given, if to the Trustee or the Sponsor, when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Trustee or the Sponsor, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Sponsor, to:	WGC USA Asset Management Company, LLC Attn: General Counsel
WGC USA Asset Management Company, LLC
510 Madison Avenue, 9th Floor
New York, NY 10022

If to the Trustee, to:	[ ]

Any notice to be given to a Shareholder shall be duly given if mailed or delivered to DTC Participants designated by DTC for delivery to Shareholders.

Section 9.05 Headings. The headings used in this Declaration of Trust have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Declaration of Trust.

Section 9.06 Counterparts. This Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement and Declaration of Trust to be duly executed and delivered as of                     , 2015.

WGC USA Asset Management Company, LLC

By:
Title:
Name:
[TRUSTEE]

By:
Title:
Name:

STATE OF DELAWARE	)
	)	ss
COUNTY OF [ ]	)

On the day of     in the year 2015 before me the undersigned, a Notary Public in and for said State, personally appeared [                ], personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

STATE OF DELAWARE	)
	)	ss
COUNTY OF [ ]	)

On the day of     in the year 2015 before me the undersigned, a Notary Public in and for said State, personally appeared [                ], personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.